UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017

CD 2017-CD4 Mortgage Trust

(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation

(Exact name of registrant as specified in its charter)

German American Capital Corporation
Citi Real Estate Funding Inc.
Citigroup Global Markets Realty Corp.

(Exact names of sponsors as specified in their charters)

Delaware	333-206705-08	04-3310019
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

60 Wall Street	New York, New York	10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 250-2500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On May 17, 2017, Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) caused the issuance, pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2017 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, trustee, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, of the CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD4 (the “Certificates”). The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) were sold to Deutsche Bank Securities Inc. (“DBSI”), Citigroup Global Markets Inc. (“CGMI”), J.P. Morgan Securities LLC and Academy Securities, Inc., as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to the Underwriting Agreement, dated as of April 28, 2017, between the Registrant, German American Capital Corporation and the Underwriters.

On May 17, 2017, the Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S and Class R Certificates (collectively, the “Privately Offered Certificates”) were sold to DBSI and CGMI, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to the Certificate Purchase Agreement, dated as of April 28, 2017, between the Registrant, German American Capital Corporation and the Initial Purchasers. On May 17, 2017, the Registrant sold a portion of the VRR Interest to German American Capital Corporation, and the remaining portion of the VRR Interest to Citi Real Estate Funding Inc.,or, in each case, to one of its affiliates (collectively, the “Retaining Parties”), pursuant to the VRR Interest Purchase Agreement, dated as of April 28, 2017, between the Registrant and the Retaining Parties. The Privately Offered Certificates and the VRR Interest were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Publicly Offered Certificates, the Privately Offered Certificates and the VRR Interest represent, in the aggregate, the entire beneficial ownership in CD 2017-CD4 Mortgage Trust, a common law trust fund formed on May 17, 2017 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are 47 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 53 commercial and multifamily properties.

The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from German American Capital Corporation, Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp. The net proceeds to the Registrant of the offering of the Certificates, after deducting expenses payable by the Registrant in connection with the issuance and distribution of the Certificates of approximately $5,860,033 were approximately $942,397,703. Of the expenses paid by the Registrant, approximately $0 were paid directly to affiliates of the Registrant, $100,000 in the form of fees were paid to the Underwriters and the Initial Purchasers, $0 were paid to or for the Underwriters and the Initial Purchasers, and $5,760,033 were other expenses. All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits:

5.1	Legality Opinion of Sidley Austin LLP, dated May 17, 2017.

8.1	Tax Opinion of Sidley Austin LLP, dated May 17, 2017 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

Date: May 17, 2017

CD 2017-CD4 – Form 8-K (Sidley SEC Opinion)

EXHIBIT INDEX

Exhibit Number	Description

5.1	Legality Opinion of Sidley Austin LLP, dated May 17, 2017.

8.1	Tax Opinion of Sidley Austin LLP, dated May 17, 2017 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).